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                           CHANGE IN CONTROL AGREEMENT

     THIS AGREEMENT, made and entered into as of __________, 1996 between POLARIS INDUSTRIES INC., a Minnesota corporation (the "Company"), and ______ (the "Employee").


                                R E C I T A L S:

     WHEREAS, Employee has been and currently is employed by the Company;

     WHEREAS, the Board of Directors of the Company (the "Board") believes it is imperative to diminish the inevitable distraction of Employee by virtue of the personal uncertainties and risks created by any pending or threatened Change in Control (as defined below) of the Company; and

     WHEREAS, as an inducement to continue employment and to enhance the loyalty and performance of Employee with the Company, the Company desires to provide the Employee with certain compensation and benefits in the event a Change in Control of the Company occurs,

     NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the parties hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, these terms shall have the following meanings:

     (a) CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if, prior to the Termination Date (as defined below):

          (i) Any election has occurred of persons to the Board that causes at least one-half of the Board to consist of persons other than (x) persons who were members of the Board on January 1, 1996 and (y) persons who were nominated for election by the Board as members of the Board at a time when more than one-half of the members of the Board consisted of persons who were members of the Board on January 1, 1996; provided, however, that any person nominated for election by the Board at a time when at least one-half of the members of the Board were persons described in clauses (x) and/or
     (y) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (x) (persons described or deemed described in clauses (x) and/or (y) are referred to herein as ("Incumbent Directors")); or

          (ii) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities equal to or greater than 35% of the Company

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     Voting Securities unless such acquisition has been designated by the
     Incumbent Directors as an acquisition not constituting a Change of Control for purposes hereof; or

          (iii) A liquidation or dissolution of the Company; or a reorganization, merger or consolidation of the Company unless, following such reorganization, merger or consolidation, the Company is the surviving entity resulting from such reorganization, merger or consolidation or at least one-half of the Board of Directors of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors;
     or a sale or other disposition of all or substantially all of the assets of the Company unless, following such sale or disposition, at least one-half of the Board of Directors of the transferee consists of Incumbent Directors.

As used herein,"Company Voting Securities" means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of the Board.

     (b) CAUSE. For purposes of this Agreement only, "Cause" means (i) repeated violations of the Employee's employment obligations (other than as a result of incapacity due to physical or mental illness), which are demonstrably willful and deliberate on Employee's part and which are not remedied in a reasonable period after written notice from the Company specifying such violations; or (ii) conviction for (or plea of nolo contendere to) a felony involving moral turpitude, or dishonesty with respect to the Company.

     (c) GOOD REASON. "Good Reason" means (i) the assignment to Employee of any duties inconsistent in any material respect with Employee's position or any material reduction in the scope of the Employee's authority and responsibility (other than isolated, insubstantial action not taken in bad faith and which is remedied by the Company upon notice from Employee, or as temporarily required due to Employee's illness or injury); (ii) there is a reduction in Employee's base compensation; (iii) the Company requires the Employee's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of the Minneapolis, Minnesota metropolitan area; or (iv) the Company otherwise fails to perform any of its material obligations to Employee.

     (b) TERMINATION DATE. "Termination Date" means the date on which the Employee's employment with the Company is terminated.

     2. TERMINATION UPON CHANGE IN CONTROL. If a Change in Control occurs and upon or within twenty-four (24) months after such Change in Control, the Employee terminates his employment for Good Reason or the Employee's employment is terminated by the Company for any reason other than for Cause (a "Change of Control Termination"), then the Employee shall be entitled to the following severance benefits:

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      (a) TERMINATION PAYMENT.  The Company shall pay the Employee a lump sum cash payment, no later than thirty (30) days after the Termination Date, in an amount equal to [ONE] [TWO] times Employee's average annual cash compensation (including base salary and cash bonuses, but excluding the award or exercise of stock options or stock grants) for the three fiscal years (or lesser number of fiscal years if the Employee's employment has been of shorter duration) of the Company immediately preceding the Change of Control Termination.

     (b) ANNUAL BONUS. If the Termination Date occurs before a cash bonus for any preceding fiscal year has been paid, the Company shall pay to the Employee the amount of the Employee's cash bonus for such preceding fiscal year as soon as it is determinable and such amount shall be included in the determination of the payment to be made pursuant to Paragraph 2(a). Notwithstanding the foregoing, no cash bonus shall be paid for any part of the fiscal year in which the Termination Date occurs.

     3. BENEFITS IN LIEU OF SEVERANCE PAY. The severance benefits provided for in paragraph 2 are in lieu of any benefits that would otherwise be provided to the Employee under the Company's severance pay policy or practice and the Employee shall not be entitled to any benefits under the Company's severance pay policy or practice in the event that severance benefits are payable hereunder.

     4.   RIGHTS IN THE EVENT OF DISPUTE.   If there is a claim or dispute
arising out of or relating to this Agreement or any breach thereof, regardless of the party by whom such claim or dispute is initiated, the Company shall, in connection with settlement in the Employee's favor of any such matter or upon payment of any judgment entered in the Employee's favor, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket cost of attorneys, billed to and payable by the Employee or by anyone claiming under or through the Employee.

     5. OTHER BENEFITS. The benefits provided under this Agreement shall, except to the extent otherwise specifically provided herein be in addition to, and not in derogation or diminution of, any benefits that Employee or his beneficiary may be entitled to receive under any other contract, plan or program now or hereafter maintained by the Company, or its subsidiaries.

     6. EFFECT ON EMPLOYMENT. Neither this Agreement nor anything contained herein shall be construed as conferring upon Employee the right to continue in the employment of the Company or any of its affiliates, or as interfering with or limiting the right of the Company to terminate the Employee's employment with or without cause at any time.

     7. LIMITATION IN ACTION. Prior to the occurrence of a Change in Control, Employee shall have no rights under this Agreement and the Board shall have the power and the right, within its sole discretion to rescind, modify or amend this Agreement without the consent of Employee. In all other cases, and notwithstanding the authority granted to the Board to exercise any discretion to rescind, modify or amend this Agreement contained herein, the Board will not,

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following a Change in Control, have the power or right to exercise such authority or otherwise take any action that is inconsistent with the provisions of this Agreement.

     8. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Employee, such obligations have been assumed by the successor as a matter of law. The Employee's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Employee's legal representative or other successors in interest, but shall not otherwise be assignable or transferable.

     9. SEVERABILITY. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

     10. SURVIVAL. The rights and obligations of the parties pursuant to this Agreement shall survive the termination of the Employee's employment with the Company to the extent that any performance is required hereunder after such termination.

     11. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Minnesota, without giving effect to the conflicts of law provisions thereof.

     12. NOTICES. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Employee, to his last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

     13. AMENDMENTS AND CONSTRUCTION. Except as set forth in Paragraph 7, this Agreement may only be amended in a writing signed by the parties hereto. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

POLARIS INDUSTRIES INC.

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By
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                                           EMPLOYEE

   Its
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